SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SUPPORTSOFT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPORTSOFT, INC.

575 Broadway

Redwood City, California 94063

(650) 556-9440

April 15, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of SupportSoft, Inc. that will be held on Tuesday, May 27, 2003, at 4:00 p.m., local time, at the Company’s headquarters, located at 575 Broadway, Redwood City, California.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company’s 2002 Annual Report to Stockholders and the Company’s 2002 Annual Report on Form 10-K are also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Radha R. Basu

Chief Executive Officer,

President and Chairman of the Board

SUPPORTSOFT, INC.

Notice of Annual Meeting of Stockholders

to be held May 27, 2003

To the Stockholders of SupportSoft, Inc.:

The Annual Meeting of Stockholders of SupportSoft, Inc., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, located at 575 Broadway, Redwood City, California 94063, on Tuesday, May 27, 2003, at 4:00 p.m., local time, for the following purposes:

1.  To elect directors to serve until the 2004 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2.  To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

3.  To transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) of the Annual Meeting.

Stockholders of record as of the close of business on March 31, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 575 Broadway, Redwood City, California, for ten days before the meeting.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors,

Brian M. Beattie

Executive Vice President of Finance and Administration, Chief Financial Officer and Secretary

Redwood City, California

April 15, 2003

SUPPORTSOFT, INC.

575 Broadway

Redwood City, California 94063

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of SupportSoft, Inc. (which we will refer to as the “Company” or “SupportSoft” throughout this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 575 Broadway, Redwood City, California 94063, on Tuesday, May 27, 2003, at 4:00 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 556-9440.

The Company’s 2002 Annual Report on Form 10-K, containing financial statements and financial statement schedules required to be filed for the year ended December 31, 2002, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and the Company’s Annual Report will first be mailed on or about April 23, 2003 to all stockholders entitled to vote at the meeting.

The Company will provide copies of exhibits to the Annual Report on Form 10-K to any requesting stockholder upon the payment of a reasonable fee and upon the request of the stockholder made in writing to SupportSoft, Inc., 575 Broadway, Redwood City, California 94063, Attn: Investor Relations. The request must include a representation by the stockholder that, as of March 31, 2003, the stockholder was entitled to vote at the Annual Meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on March 31, 2003 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of Common Stock issued and outstanding, designated as Common Stock, $0.0001 par value per share. As of the Record Date, approximately 33,826,053 shares of the Company’s Common Stock were issued and outstanding and entitled to vote.

How You Can Vote

Stockholders of record may vote their shares at the Annual Meeting either in person or by proxy. To vote by proxy, stockholders should mark, date, sign and mail the enclosed proxy form in the prepaid envelope. Returning a proxy form will not affect a stockholder’s right to vote if the stockholder attends the Annual Meeting and wants to vote in person.

Stockholders holding shares through a bank or broker should follow the voting instructions on the proxy form received.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the meeting by (a) delivering to the Company at its principal offices (Attention: Investor Relations) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Voting

On all matters, each share has one vote. Directors are elected by a plurality vote. The nominees for the seven director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Each of the other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting entitled to vote on such proposal.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”), with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for directors set forth herein; (ii) for the ratification of Ernst & Young LLP, as independent public accountants of the Company for the fiscal year ending December 31, 2003; and (iii) upon such other business as may properly come before the Annual Meeting or any adjournment thereof in accordance with the discretion of the proxyholder but will not be voted in the election of directors. Proxies that are not returned will not be counted in determining the presence of a quorum and will not be counted toward any vote.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting must be received by the Secretary of the Company no later than January 1, 2004 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2004 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors proposes the election of seven (7) directors of the Company to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

Names of the nominees and certain biographical information about them as of March 15, 2003 are set forth below:

Name	Age	Business Experience and Education
Radha R. Basu	52

Ms. Basu has served as president, chief executive officer and as a director of SupportSoft since July 1999. Ms. Basu has served as chairman since January 2001. Ms. Basu worked at Hewlett-Packard Company, a computing and imaging solutions provider company, from November 1978 to January 1999, and held various general management positions, most recently the general manager of the electronic business software organization. Ms. Basu also serves on the board of directors of Seec, Inc., an eBusiness solutions company. Ms. Basu holds a B.S. in engineering from the University of Madras, a masters degree in electrical engineering and computer science from the University of Southern California and is a graduate of the Stanford University executive management program.

Manuel F. Diaz	68

Mr. Diaz has served as a director of SupportSoft since April 2000. From February 1999 until present, Mr. Diaz has served on boards and provided consulting services to privately-held as well as publicly-traded companies. Mr. Diaz worked at Hewlett-Packard Company, a computing and imaging solutions provider company, from November 1982 to February 1999, and held various general management positions, most recently the vice president for customer advocacy. Mr. Diaz holds a B.S. in electrical engineering from the University of Havana, a masters degree in solid-state physics from the University of Cincinnati and is a graduate of the Stanford University executive management program.

Kevin C. Eichler	43

Mr. Eichler has served as a director of SupportSoft since February 2003. Since May 1998, Mr. Eichler has served as vice president, chief financial officer and treasurer of MIPS Technologies, Inc., a provider of processor architectures and cores for digital consumer and business applications. From June 1996 until May 1998, Mr. Eichler has served as vice president, finance, chief financial officer, treasurer and secretary of Visigenic Software Inc., an independent provider of software tools for distributed object technologies for the Internet, intranet and enterprise computing environments. Mr. Eichler holds a B.S. in accounting from St. John’s University.

Name	Age	Business Experience and Education
Claude M. Leglise	47

Mr. Leglise has served as a director of SupportSoft since January 2001. He has held various general management positions at Intel Corporation, a semiconductor company, since 1982. Mr. Leglise is currently vice president of Intel Capital. He has also served as vice president and general manager of the home products group of Intel Corporation, vice president of the content group, director of worldwide developer relations, director of marketing in the microprocessor division and general manager of the supercomputer components operation. Mr. Leglise holds a bachelor degree in electrical engineering from ENSAM, in Paris, France, a masters degree in electrical engineering from ENSAM and an MBA from Stanford University.

Edward S. Russell	42

Mr. Russell has served as a director of SupportSoft since June 1998. Since October 1996, Mr. Russell has served as a general partner at Mobius Venture Capital (formerly SOFTBANK Technology Ventures, Inc.), a venture capital firm. Mr. Russell received his B.S. in computer science from Carnegie Mellon University.

James Thanos	54

Mr. Thanos has served as a director of SupportSoft since February 2003. From June 2002 until the present, Mr. Thanos has served on advisory boards and provided consulting services to privately-held as well as publicly-traded companies. From June 2000 to June 2002, Mr. Thanos served as executive vice president, worldwide field operations of BroadVision, Inc., and enterprise software company. From March 1998 to June 2000, Mr. Thanos was the vice president and general manager of the Americas of BroadVision, Inc. Mr. Thanos also serves on the board of directors of the company ClickSoftware, Inc., a provider of service optimization solutions. Mr. Thanos holds a B.A. in behavioral sciences from The Johns Hopkins University.

Dick Williams	59

Mr. Williams has served as a director of SupportSoft since June 2002. Mr. Williams has served as the president and chief executive officer of Wily Technology, an enterprise software company, since 2001. In 1997, Mr. Williams co-founded Quokka Sports, Inc., an internet sports media company, and held various positions at Quokka Sports, including the chairman from 1998 until October 2000 and vice-chairman from October 2000 to April 2001. Mr. Williams holds a B.S. in mathematics from the University of North Dakota.

Bruce Golden has informed the Company’s Board of Directors of his desire to resign from the Board of Directors, effective immediately prior to the Annual Meeting. The Company’s Board of Directors has approved a resolution automatically decreasing the authorized number of directors of the Company’s Board of Directors to seven immediately following the effectiveness of Mr. Golden’s resignation. Accordingly, only seven directors may be elected at the Annual Meeting.

Required Vote

The nominees for the seven director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

Board Meetings and Committees

The Board of Directors held 9 board meetings during 2002. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve, except Edward S. Russell. Mr. Russell attended 6 of the 9 board meetings and attended all of the Audit Committee meetings on which he serves.

The Board of Directors has a standing Compensation Committee, an Audit Committee and a Non-section 16 Option Plan Committee (the “Option Committee”).

In 2002, the members of the Compensation Committee were Bruce Golden and Roger J. Sippl. Dick Williams was appointed to the Compensation Committee in December 2002. James Thanos was appointed to the Compensation Committee in March 2003. Accordingly, the current members of the Compensation Committee are Mr. Golden, Mr. Williams and Mr. Thanos. The Compensation Committee held one meeting during 2002. The Compensation Committee’s primary functions are to review the performance and establish the compensation of the Company’s executive officers, to recommend guidelines for the review of the performance and the establishment of compensation and benefit policies for all other employees and to administer the Company’s compensation plans and programs.

In 2002, the members of the Audit Committee were three non-employee directors, Edward S. Russell, Bruce Golden and Manuel Diaz, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. Kevin J. Eichler, also deemed independent as defined by the Nasdaq Marketplace Rules, was appointed as chairman of the Audit Committee in March 2003. Accordingly, the current members of the Audit Committee are Mr. Eichler, Mr. Russell, Mr. Golden and Mr. Diaz. The Audit Committee held four meetings during 2002. The Audit Committee’s primary functions are to review the scope of the annual audit, appoint, compensate and oversee the work of the independent auditor, meet and consult with the independent auditor, advise and assist the Board of Directors in evaluating the independent auditor’s examination, supervise the Company’s financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

The member of the Option Committee is Radha R. Basu. The Option Committee’s primary function is to determine stock-based compensation awards for the Company’s non-section 16 reporting employees. The Option Committee took action on 25 occasions during 2002.

Compensation of Directors

Directors who are employees of the Company do not receive any fees for service on the Board of Directors. We reimburse each member of the Board of Directors who is not an employee of the Company for out-of-pocket expenses incurred in connection with attending board meetings. Pursuant to the Company’s 2000 Omnibus Equity Incentive Plan (the “2000 Incentive Plan”), non-employee directors of the Company are automatically granted options to purchase shares of the Company’s Common Stock. Under the 2000 Incentive Plan, each non-employee director will be granted an option to purchase Common Stock as determined by the full Board of Directors on the date on which he or she first becomes a non-employee director. Thereafter, following the conclusion of each regular annual meeting of the Company’s stockholders, each non-employee director shall be automatically granted an additional option to purchase 8,000 shares of Common Stock (a “Subsequent Option”) if, on such date, he or she will continue to serve on the Company’s Board of Directors. Each Subsequent Option shall be immediately exercisable on the date of grant. Options granted under the 2000 Incentive Plan have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and a term of ten (10) years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2000, under two separate promissory notes, the Company loaned $100,000 and $572,075.60 to Radha Basu, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors. The loans had an interest rate of 5.86% and fifty percent of the principal and interest was due and payable on July 18, 2001, with the remaining principal and interest due and payable on July 18, 2002. In June 2001, the promissory note for $100,000 was repaid and the terms of the second note were amended whereby the loan had an interest rate of 6.5% per annum with all principal and interest due and payable July 18, 2002. The principal and interest have been repaid in full.

In July 2000, the Company loaned $540,000 to Manuel Diaz, a member of the Board of Directors. The loan had an interest rate of 5.86% per annum and all principal and interest was due and payable on July 18, 2001. The terms of the loan were amended in June of 2001. As amended, the loan had an interest rate of 6.5% per annum and all principal and interest was due and payable on July 18, 2002. The principal and interest have been repaid in full.

In January 2000, the Company loaned $504,000 to Brian Beattie, the Company’s Executive Vice President of Finance and Administration and Chief Financial Officer. The loan had an interest rate of 5.86% per annum and all principal and interest was due and payable on July 18, 2001. The terms of the loan were amended in June of 2001. As amended, the loan had an interest rate of 6.5% per annum and all principal and interest was due and payable on July 18, 2002. The principal and interest have been repaid in full.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 10, 2003 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s named executive officers, (iii) each of the Company’s directors, and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
5% Stockholders:

Entities affiliated with RS Investment Management Co. LLC (3) 388 Market Street, Suite 1700 San Francisco, CA 94111	8,015,200	23.7%

Entities affiliated with SOFTBANK Technology Ventures IV L.P. (4) 200 West Evelyn Avenue, Suite 200 Mountain View, California 94043	3,161,839	9.3

Entities affiliated with Accel VI L.P. (5) c/o Accel Partners 428 University Avenue Palo Alto, California 94301	2,944,097	8.7

Austin W. Marxe (6)
David M. Greenhouse (6) 153 East 53rd Street, 55th Floor New York, NY 10022	1,907,200	5.6

Executive Officers and Directors:

Radha R. Basu (7)	1,808,588	5.3

Brian M. Beattie (8)	480,832	1.4

Scott Dale (9)	1,715,571	5.0

Lucille Hoger (10)	171,616	*

Cadir Lee (11)	1,728,571	5.1

Bruce Mowery (12)	111,852	*

Manuel F. Diaz (13)	121,000	*

Kevin C. Eichler (14)	3,750	*

Bruce Golden (15)	116,000	*

Claude M. Leglise (16)	65,000	*

Edward S. Russell (4)(17)	3,177,839	9.4

James Thanos (18)	3,750	*

Dick Williams (19)	13,750	*

All directors and executive officers as a group (13 persons) (20)	9,518,119	27

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address of each officer, director or 5% stockholder is c/o SupportSoft, Inc., Attention: Investors Relations, 575 Broadway, Redwood City, California 94063.

(2)	To the Company’s knowledge, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 10, 2003 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing ownership of any other person. Applicable percentage ownership is based on 33,826,053 shares of common stock outstanding as of April 10, 2003.

(3)	Based solely on information reported on a Schedule 13D/Amendment No. 4 filed with the Securities and Exchange Commission on April 8, 2003. RS Investment Management Co. LLC (“RIMC LLC”), RS Investment Management, L.P. (“RIM, L.P.”) and G. Randall Hecht (“Hecht”) may be deemed to share voting and dispositive power of these shares. RS Diversified Growth Fund (“RDGF”) may be deemed to share voting and dispositive power of 5,532,100 of these shares. RIM, L.P. is the investment adviser to RDGF. RIMC LLC is the general partner of RIM, L.P. Hecht is a control person of RIMC LLC and RIM, L.P.

(4)	Based solely on information provided on a Schedule 13G/Amendment No. 1 filed with the Securities and Exchange Commission on February 14, 2002. Includes 3,099,271 shares held by SOFTBANK Technology Ventures IV L.P. STV IV L.L.C., the general partner of SOFTBANK Technology Ventures IV L.P., may be deemed to have sole voting and dispositive power of the shares. Includes 62,568 shares held by SOFTBANK Technology Advisors Fund L.P. STV IV L.L.C., the general partner of SOFTBANK Technology Advisors Fund L.P., may be deemed to have sole voting and dispositive power of the shares.

(5)	Based solely on information provided on a Schedule 13G/Amendment No. 2 filed with the Securities and Exchange Commission on February 14, 2003. Includes 2,396,493 shares held directly by Accel VI L.P. Accel VI Associates L.L.C., the general partner of Accel VI L.P., may be deemed to have sole voting and dispositive power of these shares. Includes 306,187 shares held by Accel Internet Fund II L.P. Accel Internet Fund II Associates L.L.C., the general partner of Accel Internet Fund II L.P., may be deemed to have sole voting and dispositive power of these shares. Includes 38,273 shares held by Accel Keiretsu VI L.P. Accel Keiretsu VI Associates L.L.C., the general partner of Accel Keiretsu VI L.P., may be deemed to have sole voting and dispositive power of these shares. Includes 203,144 shares held by Accel Investors ’98 L.P. James W. Breyer, Arthur C. Patterson, G. Carter Sednaoui, James R. Swartz and J. Peter Wagner, the general partners of Accel Investors ’98 L.P., may be deemed to have sole voting and dispositive power of these shares.

(6)	Based solely on information provided on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2003. Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”) share voting and dispositive power of these shares. Marxe and Greenhouse are the controlling principals of AWM Investment Company (“AWM”), the general partner of and investment adviser to Special Situations Cayman Fund, L.P., which holds 416,700 of these shares. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to Special Situations Fund III, L.P., which holds 1,275,900 of these shares. Marx and Greenhouse are also members of SST Advisers L.L.C., the general partner of and investment adviser to Special Situations Technology Fund, L.P., which holds 214,600 of these shares.

(7)	Includes 1,150,589 shares held by Anudip Limited Partnership. Ms. Basu and Dipak Basu are the general partners of Anudip Limited Partnership and share voting and dispositive power. Includes 105,012 shares subject to the Company’s right of repurchase, which lapses over time. Includes 407,999 shares subject to options that are exercisable within 60 days of April 10, 2003.

(8)

Includes 70,000 shares held by the Beattie 1999 Living Trust. Mr. Beattie and Barbara Beattie, the trustees of the trust, have shared voting and dispositive power of these 70,000 shares. Includes 260,000 shares held by The Beattie Limited Partnership. Mr. Beattie and Barbara Beattie are the general partners of the Beattie Limited Partnership and share voting and dispositive power. Includes 50 shares held by Mr. Beattie’s daughter, all of which Mr. Beattie disclaims beneficial ownership. Includes 70,000 shares subject to the Company’s right of repurchase, which lapses over time. Includes 145,782 shares subject to options which are exercisable within 60 days of April 10, 2003.

(9)	Includes 250,000 shares issuable under immediately exercisable options, a portion of which is subject to the Company’s right of repurchase, which lapses over time. Includes 48,457 shares subject to options which are exercisable within 60 days of April 10, 2003. Includes 200,000 shares held by SDK Limited Partnership. Mr. Dale and Kelly Plater Dale are the general partners of SDK Limited Partnership and share voting and dispositive power over these 200,000 shares.

(10)	Includes 62,501 shares subject to the Company’s right of repurchase, which lapses over time. Includes 28,666 shares subject to options which are exercisable within 60 days of April 10, 2003.

(11)	Includes 250,000 shares issuable under immediately exercisable options, a portion of which is subject to the Company’s right of repurchase, which lapses over time. Includes 48,457 shares subject to options which are exercisable within 60 days of April 10, 2003. Includes 300,000 shares held by Cadir Lee Limited Partnership. Mr. Lee is the general partner of Cadir Lee Limited Partnership and has sole voting and dispositive power over these 300,000 shares.

(12)	Includes 107,852 shares subject to options which are exercisable within 60 days of April 10, 2003.

(13)	Includes 16,250 shares subject to the Company’s right of repurchase, which lapses over time. Includes 40,000 shares issuable under immediately exercisable options, a portion of which is subject to the Company’s right of repurchase, which lapses over time. Includes 16,000 shares subject to options which are exercisable within 60 days of April 10, 2003.

(14)	Includes 3,750 shares subject to options which are exercisable within 60 days of April 10, 2003.

(15)	Includes 16,000 shares subject to options which are exercisable within 60 days of April 10, 2003.

(16)	Includes 51,000 shares subject to options which are exercisable within 60 days of April 10, 2003. Includes 6,000 shares held in UTMA Trusts for Mr. Leglise’s sons. Mr. Leglise disclaims beneficial ownership of these shares. Mr. Leglise is the Trustee for the UTMA Trusts.

(17)	Mr. Russell is a member of STV IV L.L.C., the general partner of the owners of 3,161,839 shares. Mr. Russell disclaims beneficial ownership of these shares, except to the extent of his indirect pecuniary interest therein. Includes 16,000 shares subject to options which are exercisable within 60 days of April 10, 2003.

(18)	Includes 3,750 shares subject to options which are exercisable within 60 days of April 10, 2003.

(19)	Includes 13,750 shares subject to options which are exercisable within 60 days of April 10, 2003.

(20)	Includes 253,763 shares subject to the Company’s right of repurchase, which lapses over time. Includes 540,000 shares issuable under immediately exercisable options, a portion of which is subject to the Company’s right of repurchase, which lapses over time. Includes 1,447,463 shares subject to options which are exercisable within 60 days of April 10, 2003.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table summarizes all compensation paid to the Company’s Chief Executive Officer and each of the Company’s other five (5) most highly compensated executive officers whose total salary and bonus exceeded $100,000 in 2002, for services rendered in all capacities to the Company for the fiscal years ended December 31, 2002. These individuals are referred to as the named executive officers. Other than the salary and bonus described, or otherwise noted below, the Company did not pay any named executive officer in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of that executive officer’s salary and bonus during each of 2000, 2001 and 2002.

Summary Compensation Table

	Year	Annual Compensation			Long Term Compensation
Name and Principal Position		Salary ($)	Bonus ($)		Securities Underlying Options (#)
Radha R. Basu President, Chief Executive Officer and Chairman of the Board	2002 2001 2000	300,000 263,269 200,000	99,250 75,000 100,000	(1) (2)	350,000 351,000 350,000

Brian M. Beattie Executive Vice President of Finance and Administration and Chief Financial Officer	2002 2001 2000	260,000 221,295 180,000	119,490 52,500 72,000		150,000 176,000 100,000

Bruce Mowery (3) Vice President of Marketing	2002 2001	205,000 197,247	25,933 29,897		50,000 176,000

Lucille Hoger (4) Vice President of Operations	2002 2001 2000	200,000 175,000 146,667	25,750 21,116 18,277		— 76,000 300,000

Scott W. Dale Chief Technology Officer and Vice President of Engineering	2002 2001 2000	200,000 186,295 150,000	23,250 25,000 —	(5)	100,000 101,000 —

Cadir B. Lee Chief Software Officer	2002 2001 2000	200,000 180,833 150,000	23,250 20,834 —	(5)	100,000 101,000 —

(1)	Excludes $72,225 of bonus compensation deferred until June 30, 2003, to be paid based upon the Company’s performance.

(2)	Excludes $214,300 resulting from the following: In April 2001, the Compensation Committee authorized a $320,000 temporary interest-free loan to Ms. Basu for the purpose of allowing Ms. Basu to pay state and federal taxes associated with her exercise of 1,680,189 options in January 2000. During 2001, the Compensation Committee agreed to pay Ms. Basu $214,300 (which included $153,020 from the temporary loan) as a result of Ms. Basu being unable to exercise her initial option grant at fair market value, which arrangement was provided for in Ms. Basu’s original offer letter. The remainder of the temporary loan ($166,980) was repaid by Ms. Basu in 2001.

(3)	Mr. Mowery joined the Company in January 2001.

(4)	Ms. Hoger joined the Company in February 2000.

(5)	Excludes $15,075 of bonus compensation deferred until June 30, 2003, to be paid based upon the Company’s performance.

The following tables set forth certain information as of December 31, 2002 and for the fiscal year then ended with respect to stock options granted to and exercised by the named executive officers. The options granted to the named executive officers in 2002 were granted under the Company’s 2000 Omnibus Equity Incentive Plan. The options granted to Radha Basu, Brian Beattie, Scott Dale, Cadir Lee, and Bruce Mowery are exercisable as to 1/48th each month over four years from the date of grant. The percent of the total options set forth below is based on an aggregate of 2,223,500 options granted to employees during 2002. All options were granted at the then fair market value as determined by the Company’s Board of Directors on the date of grant.

Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming that the fair market value of the common stock on the date of grant appreciates at 5% and 10% over the option term (ten years) and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the Company’s future common stock price. We used the grant-date price (the closing price on the Nasdaq National Market on the date of grant) in determining the value of the options granted to named executive officers in 2002. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. The hypothetical gains shown are net of the option exercise price but do not include deductions for taxes and other expenses payable upon exercise of the option or for sale of the underlying shares of common stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock, the officer’s continued employment through applicable vesting periods and the date on which the options are exercised.

Option Grants in 2002

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2002	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Radha Basu	350,000	15.74%	3.64	12/23/2012	801,211.75	2,030,427.89
Brian Beattie	150,000	6.75	3.64	12/23/2012	343,376.47	870,183.38
Scott Dale	100,000	4.5	3.64	12/23/2012	228,917.64	580,122.26
Cadir Lee	100,000	4.5	3.64	12/23/2012	228,917.64	580,122.26
Bruce Mowery	50,000	2.25	3.64	12/23/2012	114,458.82	290,061.13
Lucille Hoger	—	—	—	—	—	—

Aggregate Option Exercises in Last Fiscal Year and 2002 Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002 (#)			Value of Unexercised In-the-Money Options at December 31, 2002 ($)(1)
			Exercisable		Unexercisable	Exercisable	Unexercisable
Radha Basu	—	—	292,687		758,313	$136,349.16	$402,650.84
Brian Beattie	—	—	100,993		325,007	$60,106.52	$201,893.48
Scott Dale	—	—	277,520	(2)	173,480	$793,582.92	$120,417.08
Cadir Lee	—	—	277,520	(2)	173,480	$793,582.92	$120,417.08
Bruce Mowery	—	—	84,292		141,708	—	$15,000.00
Lucille Hoger	—	—	20,749		55,251	$25,186.88	$67,813.12

(1)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2002 ($3.94 per share) minus the exercise price, multiplied by the number of shares.

(2)	A portion of the options exercisable are subject to the Company’s right to repurchase, which right lapses over time.

Employment Agreements and Change of Control Arrangements

We have officer offer letters with Radha Basu, our president, chief executive officer and chairman, Brian Beattie, our executive vice president of finance and administration and chief financial officer, Lucille Hoger, our vice president of operations, and Bruce Mowery, our vice president of marketing. All of these officers may leave or be terminated at any time. We have formal employment agreements with Scott Dale, our chief technology officer and vice president of engineering and Cadir Lee, our chief software officer.

In December 2002, the Compensation Committee approved for Ms. Basu an annual salary of $300,000 and a potential bonus of up to $225,000 tied to certain criteria for fiscal year 2003. Under the terms of Ms. Basu’s offer letter, if Ms. Basu is terminated for any reason other than for cause or if she terminates her own employment under specified circumstances, she is entitled to 12 months of her salary, continued participation in all benefit plans for 12 months, vesting of all stock options granted to her that would have vested by the end of the month of her termination, and a portion of her bonus based on the number of months worked during that year. Within 12 months following a change of control of SupportSoft, if Ms. Basu is terminated for any reason other than for cause or if she terminates her employment under specified circumstances, she is entitled to vesting of all stock options granted to her by SupportSoft, 12 months of her salary, continued participation in all benefit plans for 12 months and a portion of her bonus based on the number of months worked during that year.

Mr. Beattie is entitled to an annual salary of $260,000 and a potential bonus of up to $156,000 tied to certain criteria as established by the Compensation Committee in December 2002. Under the terms of Mr. Beattie’s offer letter, if Mr. Beattie is terminated for any reason other than for cause or if he terminates his own employment under specified circumstances, he is entitled to six months of his salary, continued participation in all benefit plans for six months, vesting of all stock options granted to him that would have vested by the end of the month of his termination, and a portion of his bonus based on the number of months worked during that year. Within 12 months following a change of control of SupportSoft, if Mr. Beattie is terminated for any reason other than for cause or if he terminates his employment under specified circumstances, he is entitled to vesting of 50% of his remaining unvested stock options granted to him by SupportSoft, six months of his salary, continued participation in all benefit plans for six months and a portion of his bonus based on the number of months worked during that year.

We have a formal employment agreement with Mr. Dale, which was originally entered into in August 1999. The agreement had an initial term of one year and is automatically renewed for three successive one-year terms unless terminated with 30 days notice. The agreement also contains non-competition provisions. In December 2002, the Compensation Committee approved an annual salary of $225,000 and a potential bonus of up to $56,250 tied to certain criteria for Mr. Dale for fiscal year 2003. Under the terms of the original employment agreement and unchanged by the Compensation Committee, Mr. Dale is entitled to salary through date of termination if terminated for cause; salary, benefits and bonus earned through their date of termination if terminated without cause or because of constructive termination; and salary and benefits for three months after termination if terminated for disability.

We have a formal employment agreement with Mr. Lee, which was originally entered into in August 1999. The agreement had an initial term of one year and is automatically renewed for three successive one-year terms unless terminated with 30 days notice. The agreement also contains non-competition provisions. In December 2002, the Compensation Committee approved an annual salary of $225,000 and a potential bonus of up to $56,250 tied to certain criteria for Mr. Lee for fiscal year 2003. Under the terms of the original employment agreement and unchanged by the Compensation Committee, Mr. Lee is entitled to salary through date of termination if terminated for cause; salary, benefits and bonus earned through their date of termination if terminated without cause or because of constructive termination; and salary and benefits for three months after termination if terminated for disability.

Under the terms of Mr. Mowery’s offer letter, Mr. Mowery is entitled to an annual salary and bonus tied to certain criteria as established by the Company and receipt of employee benefits provided by the Company. In

December 2002, the Compensation Committee approved an annual salary of $220,000 and a potential bonus of up to $88,000 tied to certain criteria for Mr. Mowery for fiscal year 2003.

Ms. Hoger is entitled to an annual salary of $200,000 and a potential bonus of up to $50,000 tied to certain criteria as established by the Compensation Committee in December 2002. Under the terms of Ms. Hoger’s offer letter, if Ms. Hoger is terminated for any reason other than for cause or if she terminates her own employment under specified circumstances, she is entitled to six months of her salary, continued participation in all benefit plans for six months and vesting of all stock options granted to her that would have vested by the end of the month of her termination. Within 12 months following a change of control of SupportSoft, if Ms. Hoger is terminated for any reason other than for cause or if she terminates her employment under specified circumstances, she is entitled to vesting of 50% of her remaining unvested stock options granted to her by SupportSoft, six months of her salary, continued participation in all benefit plans for six months and a portion of her bonus based on the number of months worked during that year.

Compensation Committee Interlocks and Insider Participation

In 2002, the Compensation Committee consisted of three non-employee directors, Bruce Golden, Roger Sippl and Dick Williams. None of Mr. Golden, Mr. Sippl nor Mr. Williams serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

In 2002, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) consisted of three non-employee directors, Bruce Golden, Roger J. Sippl and Dick Williams, none of which have interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee was established in connection with the Company’s initial public offering and therefore the Compensation Committee has a limited history. The Compensation Committee expects, pursuant to its charter, to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.

Compensation Philosophy and Review

The Compensation Committee strives to ensure that the Company’s executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company, including certain financial goals, such as profitability and asset management.

The Compensation Committee believes that compensation of the Company’s executive officers should (a) encourage creation of stockholder value and achievement of certain corporate objectives, (b) integrate compensation with the Company’s annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives, (c) provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel, and (d) align the interests of executive officers with the long-term interests of stockholders. As the Company continues to grow and develop, the Company and the Compensation Committee will work to shift compensation arrangements to mirror those of other publicly traded companies in similar sectors and to reflect the size and value of the Company.

To meet these objectives, executive compensation is comprised of three elements (i) base salary, (ii) incentive awards payable in cash and (iii) long-term stock-based incentive awards. The overall compensation package is variable. The Company’s policy is generally to qualify and structure such variable compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the variable compensation package provided to the executive officers.

Key Elements of Executive Compensation

The Compensation Committee determined the base salaries and incentive awards of the executive officers for fiscal 2003. The Company provides its executive officers with a variable compensation package consisting of base salary, cash incentive awards and participation in benefit plans generally available to other employees.

Base Salary.    The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee set the salary and bonus potential of each executive officer on a case by case basis. Final decisions on base salary adjustments of executive officers other than the Chief Executive Officer are made with the Chief Executive Officer’s involvement. In determining the appropriate salary levels for the executive officers, the Compensation Committee considers, among other factors, each executive officer’s relative position, scope of responsibility, industry comparables and historical and expected contributions to the Company.

Cash Incentive Awards.    The cash incentive awards vary for each of the executive officers. The incentive award depends on the extent to which business and individual performance objectives are achieved. The Company’s objectives consist of operating, strategic and financial goals that are considered to be critical to its fundamental long-term goal of building stockholder value.

Stock-based Incentive Awards.    The Compensation Committee believes that stock options provide additional incentive to executive officers to work toward maximizing stockholder value. Grants of stock options to executive officers are based upon each executive officer’s relative position, scope of responsibility, industry comparables, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous option grants. The Committee strives to align the interests of the Company’s executive officers with the long-term interests of stockholders through stock option grants such that grants of stock options should relate the performance of the executive to the market perception of the performance of the Company.

Chief Executive Officer Compensation

The Compensation Committee meets without the presence of the Chief Executive Officer to evaluate her performance and uses the same procedures described above in setting her annual compensation package. For 2003, the Compensation Committee decided to keep Ms. Basu’s salary the same from last year, at $300,000, but increased her potential bonus from $180,000 to $225,000 tied to certain criteria for fiscal year 2003. The Compensation Committee considered Ms. Basu’s many accomplishments in helping to grow the Company as well as Ms. Basu’s expected contributions to the Company in the future. On December 23, 2002, Ms. Basu received an option to purchase 350,000 shares of the Company’s Common Stock at an exercise price of $3.64, the closing prices per share on the Nasdaq National Market on that day. The option becomes exercisable as to 1/48th of the shares each full month of service. As of March 15, 2003, Ms. Basu had a right to exercise 338,811 shares. Ms. Basu received a bonus of $99,250 for services rendered in 2002, which excludes $72,225 of bonus compensation that was deferred until June 30, 2003 and will be paid based upon the Company’s performance.

Submitted by the Compensation Committee of

the Company’s Board of Directors

Bruce Golden

Dick Williams

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company’s Common Stock and the CRSP Total Return Index for the Nasdaq U.S. Stocks (the “Nasdaq Composite Index”) and Nasdaq Computer and Data Processing Services since the date of our initial public offering (July 19, 2000) through December 31, 2002. The graph assumes that $100 was invested on July 19, 2000 (the date of the Company’s initial public offering) at the offering price of $14 per share, and $100 was invested on July 19, 2000 in the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Services Index and that all dividends were reinvested. No cash dividends have been declared or paid on the Company’s Common Stock. The Company’s Common Stock has been traded on the Nasdaq National Market since July 19, 2000. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SUPPORTSOFT, INC.,

THE NASDAQ COMPOSITE INDEX, AND

THE NASDAQ COMPUTER AND DATA PROCESSING SERVICES INDEX

CUMULATIVE TOTAL RETURN AT PERIOD END

	July 19, 2000	Sept. 29, 2000	Dec. 29, 2000	Mar. 30, 2001	June 29, 2001	Sept. 28, 2001	Dec. 31, 2001	Mar. 28, 2002	June 28, 2002	Sept. 30, 2002	Dec. 31, 2002
SupportSoft, Inc.	$100	$218.75	$144.64	$36.05	$46.07	$17.14	$44.79	$21.57	$20.00	$14.64	$28.14

Nasdaq Computer and Data Processing Services Index	$100	$94.69	$58.46	$42.64	$55.53	$33.96	$47.07	$43.43	$34.52	$26.70	$32.46

Nasdaq Composite Index	$100	$90.14	$60.36	$45.05	$53.09	$36.84	$47.88	$45.37	$36.16	$29.02	$33.10

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors on Executive Compensation” and “Stock Price Performance Graph” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee oversees the SupportSoft’s financial reporting process on behalf of the Board of Directors of SupportSoft, Inc. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2002 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of SupportSoft’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and in compliance with Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and SupportSoft, including the matters provided to the Audit Committee by the independent auditors in the written disclosures and the letter required by the Independence Standards Board No. 1. The Audit Committee discussed with the auditors the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of SupportSoft’s internal controls and the overall quality of SupportSoft’s financial reporting. The Committee held four meetings during fiscal year 2002.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in SupportSoft’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of SupportSoft’s independent auditors for the year ending December 31, 2003.

From the members of the 2002 Audit Committee:

Bruce Golden

Manuel Diaz

Edward S. Russell

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has nominated Ernst & Young LLP as our independent auditors for the year ending December 31, 2003, and the Board of Directors has directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1997. Representatives of Ernst & Young LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the Company’s and stockholders’ best interests.

Audit and Non-Audit Fees

Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q and Form 10-K was $245,000. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q and Form 10-K was $207,000. During the years ended December 31, 2002 and 2001, the aggregate fees billed by Ernst &Young LLP for professional services rendered in the previous year for various statutory audits was $11,000 and $5,000, respectively.

Audit-Related Fees.    During the years ended December 31, 2002 and 2001, no fees were billed by Ernst & Young LLP for audit-related services.

Financial Information Systems Design and Implementation Fees.    No fees were billed for professional services rendered for information technology services related to financial information systems design and implementation by Ernst & Young LLP for fiscal years 2002 and 2001.

Tax Fees.    During the years ended December 31, 2002 and 2001, the aggregate fees billed by Ernst & Young LLP for tax compliance, tax planning and other technical tax advice was $97,000 and $68,000, respectively.

All Other Fees.    During the years ended December 31, 2002 and 2001, the aggregate fees billed by Ernst & Young LLP for other professional services was approximately $13,000 for 2002 and no fees were billed in 2001. These professional services were bookkeeping services performed for some of Company’s subsidiaries in foreign countries resulting from Ernst & Young acquiring Arthur Andersen accounting offices in these countries. The Company transitioned these bookkeeping services to other entities as soon as possible after learning of these Ernst & Young acquisitions.

Upon consideration, the Audit Committee determined that the provision of the services other than the audit services is compatible with maintaining Ernst & Young LLP’s independence.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company’s independent auditors.

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as the Company’s independent auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company, the Company believes that all of the Section 16 filing requirements were satisfied for 2002.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors.

Radha R. Basu

Chief Executive Officer,

President and Chairman of the Board

April 15, 2003

PROXY	PROXY

SUPPORTSOFT, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby authorizes RADHA R. BASU or BRIAN M. BEATTIE, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of SupportSoft, Inc. (the “Company”) to be held at the Company’s headquarters at 575 Broadway, Redwood City, California on May 27, 2003 at 4:00 p.m., or at any postponements or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors, FOR Proposal 2, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued on reverse side)

Ù    FOLD AND DETACH HERE    Ù

(continued from reverse side)

SUPPORTSOFT, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.         []

The Board of Directors recommends a vote FOR the election of directors and FOR Proposal 2.

1. To elect		FOR ALL nominees	WITHHOLD for all nominees	AUTHORITY TO VOTE for all nominees, except those listed below.
(01) Radha R. Basu (02) Manuel F. Diaz (03) Kevin C. Eichler (04) Claude M. Leglise	(05) Edward S. Russell (06) James Thanos (07) Dick Williams	[]	[]	[]

as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

(To withhold authority to vote for an individual nominee(s), write the name of such nominee(s) for whom you wish to withhold authority to vote in the space provided below.)

2.	To ratify the appointment of Ernst & Young LLP as the Company’s Independent Auditors.	FOR	AGAINST	ABSTAIN
		[]	[]	[]

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of directors listed below and “FOR” Proposal 2.

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Date:	, 2003

Signature

Signature if held jointly

Ù    FOLD AND DETACH HERE    Ù